Exhibit 99.1

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Gerald P. Hendrick and Eugene W. McDermott, Jr., signing singly, the undersigned’s true and lawful attorney-in-fact, to execute for and on behalf of the undersigned a statement on Schedule 13D or 13G, as appropriate (including any and all amendments thereto) with respect to the direct or indirect beneficial ownership of the undersigned, for purposes of section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of shares of the common stock of MicroFinancial Incorporated (the “Company”), and to file such statement (including any and all amendments thereto), with exhibits thereto, with the United States Securities and Exchange Commission.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned’s responsibilities to comply with section 13 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file beneficial ownership reports under section 13 of the Exchange Act with respect to the undersigned’s holdings of securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this second day of February, 2009.

Signed:	/s/ Torrence C. Harder
Torrence C. Harder